SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-167284

NORMAN CAY DEVELOPMENT, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7385 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

4472 Winding Lane

Stevensville, MI 49127

269-429-7002

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Corporation

 318 N Carson Street #208

Carson City, NV 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

Wade D. Huettel

3033 Fifth Avenue, Suite 201

San Diego, Ca  92103

(619) 399-3090

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	1,500,000	$0.05	$75,000	$5.35

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated _____________, 2010

PROSPECTUS

NORMAN CAY DEVELOPMENT, INC.

4472 Winding Lane

Stevensville, MI 49127

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

1,500,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Norman Cay Development Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,500,000 shares of common stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Shelley Guidarelli, will attempt to sell the shares. This Prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Guidarelli will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$75,000
Total	$0.05	Not Applicable	$75,000

Norman Cay Development, Inc. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934 ..  Accordingly, any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. As there is no minimum amount of shares that must be sold by pursuant to our offering, there is a chance that we may receive no proceeds for the sale of our common stock, or that we may sell a nominal amount of common stock and that such funds will not be enough for us to implement our business plan. If we receive no proceeds or a nominal amount of proceeds from the offering, any investor may end up holding shares in a Company that has not received proceeds sufficient to commence operations. If we are unable to commence operations, it is highly unlikely that a market for our shares will ever develop and an investor may not be able to sell or otherwise dispose of their shares and would therefore lose their entire investment. Additionally, our independent registered public accountant has issued an audit opinion for Norman Cay Development, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Additionally, our independent registered public accountant has issued an audit opinion for Norman Cay Development, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 12 BEFORE BUYING ANY SHARES OF NORMAN CAY DEVELOPMENT INC. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,20___, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Norman Cay,” “we,” “us,” and “our” refer and relate to Norman Cay Development, Inc.

The Company Overview

Norman Cay Development, Inc. was incorporated in the State of Nevada on April 28, 2010. We intend to become an authorized reseller of wireless telephones and service plans. We believe that our success will depend on our ability to promote products and services consistent with the rapidly changing wireless industry. We will also need to anticipate and respond to the changing technologies and consumer demands by adjusting our inventories and services accordingly. Our goal is to become successful retailer of wireless telephones and service plans.

Although we have not obtained any resellers license, to date. We plan to seek out and establish mutually beneficial relationships with various wireless wholesalers through which we will act as an authorized reseller. We have begun the process of identifying various wireless retailers and have additionally begun taking the necessary steps to complete the applications to become a licensed reseller. However, most (but not all) major wireless retailers require a company to be funded with a minimum of $20,000 - $25,000 in order to allow the licensee to become a certified reseller. We will use the proceeds from this offering to assist the Company in obtaining the reseller's license(s) that the Company feels will have the most upside. Once we have attained the requisite reseller licenses from various wireless wholesalers, we intend to hire a knowledgeable sales staff that can answer any and all questions that our potential customers may have relating to wireless products and services. We intend to grow into a wireless retailer that includes multiple suppliers, and successfully promote our products and provide customers with a knowledgeable sales staff in a retail atmosphere that is much more personalized than that of large network store. We believe that we can help customers seeking wireless products and services feel more comfortable about purchasing a wireless solution.

Initially, our target customers will be those customers who do not already have a wireless provider. As we grow our customer base, we hope to gain the attention of customers who have existing wireless services, and switch them over to our products and services. However, until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

•

attract new customers more quickly than other wireless providers by providing customers with various wireless solutions conveniently located in one location;

•

sustain lower operating costs per customer compared to other wireless retailers by conducting future operations from kiosks; and,

•

deploy our capital more effectively by building our products and services bases to cover a wide range of styles and service plans to suit a wide range of potential customers.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this offering will allow the Company added flexibility to raise capital in today's financial climate. Although there can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder, we believe that investors in today's markets demand full transparency and by our registering this offering we will be able to capitalize on this fact. The Company intends to begin operations in the coming months and believes it will be able to do so even if no funds are raised hereunder. However, we caution any potential investor to carefully consider all of the risks associated with any investment in the Company as there is a significant likelihood that our business will not become successful and that your entire investment may be lost.

Our sole officer and director has only recently become interested in the wireless resale market and does not have any professional training or technical credentials in the distribution or resale of wireless solutions, however, she does have extensive business knowledge, and has experience establishing her own successful company.

SUMMARY OF THIS OFFERING

The Issuer	Norman Cay Development, Inc.

Securities being offered	Up to 1,500,000 shares of Common Stock is being offered for sale by the Company. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering

There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Shelley Guidarelli.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $11,505.35.

Net Proceeds to the Company

The Company is offering 1,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $75,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

We may not be able to further implement our business strategy unless sufficient funds are raised in this offering. If we do not raise at least $50,000 we may have to cease operations, which could cause investors to lose their investment in us.

In order to fund our operations, we believe that we need minimum proceeds of approximately $50,000 from this offering. We believe that $50,000 will be sufficient to pay for the expenses of this offering and conduct our proposed business activities. Moreover, we hope to raise $63,000 which would allow us to implement our business plan to the full extent that we envision. We may not realize sufficient proceeds to complete further business development costs, or to provide adequate cash flow for planned business activities. Our inability to raise sufficient funds in this offering may significantly hinder our ability to continue operations. If we fail to raise sufficient funds in this offering, investors may lose their entire cash investment.

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we may not have enough capital to fully implement our business plan. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company. The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult. See discussion under heading "Rule 144" below and the risk factor titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company”.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

There is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Norman Cay Development, Inc. is suitable.

We may require financing to achieve our current business strategy and our inability to obtain such financing could prohibit us from executing our business plan and cause us to slow down our expansion of operations.

We may need to raise funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations as set forth in our plan of operations.

There can be no assurances that such funding will be available to us on terms that would be acceptable and at this time we have no specific details regarding the timing, source or manner in which we will raise any such funds. Accordingly, there can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

RISKS RELATED TO OUR PROPOSED BUSINESS

We have a limited operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on April 28, 2010 and have a limited operating history. Given our limited operating history, there can be no assurance that we will be able to show a profit or that we can build our business such that we can earn a significant profit. The future of our Company will depend upon our ability to obtain reseller licenses from one or more wireless service providers, and when needed, sufficient financing and continuing support from stockholders and creditors and to achieve and maintain profitable operations. Potential investors should be aware of the difficulties normally encountered by new wireless resellers, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. To the extent that we cannot achieve our plans and generate revenues which exceed expenses on a consistent basis and in a timely manner, our business, results of operations, financial condition and prospects could be materially adversely affected.

Our proposed business will be adversely affected if we cannot attain reseller licenses from wireless service providers.

Our current business plan relies on our Company receiving reseller licenses from one or more wireless service providers. We intend to apply for reseller licenses from three of the largest wireless service providers in the United States, including: AT&T, Verizon Wireless, and Sprint PCS, if we are unable to attain one or more wireless reseller licenses we will not be able to conduct our proposed business activities.

If we are unable to receive a reasonably priced lease for a store front or kiosk, or if we are unable to retain knowledgeable and cost-effective staff to operate our store front our proposed business could be adversely affected.

Our proposed business plan will require us to attain a store front or kiosk in order to become a licensed reseller of wireless services. If we are unable to receive a reasonably price lease on a store front or kiosk, our proposed business could be adversely affected. Also, if we are unable to retain knowledgeable staff at a competitive salary to operate our store front, our proposed business could be adversely affected.

Our proposed business could be adversely affected by general economic conditions; if we experience low rates of customer acquisition or high rates of customer turnover, our ability to become profitable will decrease.

Our business could be adversely affected in a number of ways by general economic conditions, including interest rates, consumer credit conditions, unemployment and other economic factors. During economic downturns we may have greater difficulty in gaining new customers within our target market for our services and some of our existing customers may be more likely to terminate service due to an inability to pay In addition, our rate of customer acquisition and customer turnover may be affected by other factors, including the size of our calling areas, network performance and reliability issues, our handset or service offerings, customer care concerns, phone number portability, higher deactivation rates among less-tenured customers we gained as a result of our new market launches, and other competitive factors. A high rate of customer turnover or low rate of new customer acquisition would reduce revenues and increase the total marketing expenditures required to attract the minimum number of customers required to sustain our business plan which, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Recent disruptions in the financial markets could affect our ability to obtain debt or equity financing on reasonable terms (or at all), and have other adverse effects on us.

We may wish to raise significant capital to finance business activities and our ability to raise debt or equity capital in the public or private markets could be impaired by various factors. For example, U.S. credit markets have recently experienced significant dislocations and liquidity disruptions which have caused the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of certain types of debt financing. Continued uncertainty in the credit markets may negatively impact our ability to access debt financing on favorable terms (or at all). These events in the credit markets have also had an adverse effect on other financial markets in the U.S., which may make it more difficult or costly for us to raise capital through the issuance of common stock, preferred stock or other equity securities. Any of these risks could impair our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our financial results.

We face increasing competition which could have a material adverse effect on demand for our intended products and services.

We will compete with national facilities-based wireless providers and their prepaid affiliates or brands, local and regional carriers, non-facilities-based mobile virtual network operators, voice-over-internet-protocol, or VoIP, service providers and traditional landline service providers. These competitors have greater name and brand recognition, access to greater amounts of capital and established relationships with a larger base of current and potential customers. Because of their size and bargaining power, our larger competitors may be able to purchase equipment, supplies and services at lower prices than we can. As consolidation in the industry creates even larger competitors, any purchasing advantages our competitors have, as well as their bargaining power as wholesale providers of roaming services, may increase. Our ability to remain competitive will depend, in part, on our ability to anticipate and respond to various competitive factors and to keep our costs low.

If we are unable to manage our planned growth, our operations could be adversely impacted.

We expect to experience growth in the future. The management of such growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs and handset inventories, diligent management of our network infrastructure and its growth, increased spending associated with marketing activities and acquisition of new customers, the ability to attract and retain qualified management personnel and the training of new personnel. In addition, growth will eventually require the expansion of our billing, customer care and sales systems and platforms, which will require additional capital expenditures and may divert the time and attention of management personnel who oversee any such expansion. Failure to successfully manage our expected growth and development, to enhance our processes and management systems or to timely and adequately resolve any such difficulties could have a material adverse effect on our business, financial condition and results of operations.

The wireless industry is experiencing rapid technological change, and we may lose customers if we fail to keep up with these changes.

The wireless communications industry is experiencing significant technological change, as evidenced by the ongoing improvements in the capacity and quality of digital technology, the development and commercial acceptance of wireless data services, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. In the future, competitors may seek to provide competing wireless telecommunications service through the use of developing technologies such as Wi-Fi, WiMax, and VoIP. The cost of implementing or competing against future technological innovations may be prohibitive to us, and we may lose customers if we fail to keep up with these changes.

Key management personnel may leave the company, which could adversely affect the ability of the company to continue operations.

The Company is entirely dependent on the efforts of our sole-officer and director, Ms. Shelley Guidarelli. The loss of her, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. There is no guarantee that replacement personnel, if any, will help the Company to operate profitably.

Risks associated with wireless handsets could pose product liability, health and safety risks that could adversely affect our business.

We will not be manufacturing handsets or other equipment sold by us, and we will rely on our suppliers to provide us with safe equipment. The suppliers we intend to resell products from are required by applicable law to manufacture their handsets to meet certain governmentally imposed safety criteria. However, if the handsets we sell fail to meet the regulatory safety criteria, we could be held liable with the equipment manufacturers and suppliers for any harm caused by products, which would have a significant negative effect on our business prospects. .

We will rely on third parties to provide specialized services; a failure by such parties to provide the agreed upon services could materially adversely affect our business, results of operations and financial condition.

We will depend heavily on suppliers and contractors with specialized expertise in order for us to efficiently operate our business. Suppliers, contractors and third-party retailers may not always performed at the levels we expect or at the levels required by their contracts. If key suppliers, contractors or third-party retailers fail to comply with their contracts, fail to meet our performance expectations or refuse or are unable to supply us in the future, our business could be severely disrupted.

Regulation by government agencies may increase our costs of providing service.

The FCC regulates the licensing, construction, modification, operation, ownership, sale and interconnection of wireless communications systems, as do some state and local regulatory agencies. We cannot assure you that the FCC or any state or local agencies having jurisdiction over our business will not adopt regulations or take other enforcement or other actions that would adversely affect our business, impose new costs or require changes in current or planned operations. In addition, we cannot assure you that the Communications Act of 1934, as amended, from which the FCC obtains its authority, will not be further amended in a manner that could be adverse to us.

RISKS RELATING TO THE COMMON STOCK

The company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a Public Company, We Will Incur Substantial Expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell Our Stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We May Be Exposed to Potential Risks Resulting from New Requirements Under Section 404 of the Sarbanes-Oxley Act Of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending April 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a Market for Our Common Stock Does Not Develop, Shareholders May Be Unable To Sell Their Shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Gross Proceeds	$75,000.00
Offering Expenses	$11,505.35
Net Proceeds	$63,494.65

The net proceeds will be used as follows:

Business Development	$35,000
Legal and accounting	$10,000
Working Capital	$18,494

We anticipate that the proceeds from the offering will allow us to operate for 12 months. Ms. Guidarelli, our sole officer and director, determined that the funds would last 12 months and would be sufficient to cover our intended business activities contemplated by hereby. The Company will use any proceeds received to facilitate the development of the Company intended business. There can be no assurance that the Company will raise any funds through its direct participation offering and if a limited amount of funds are raised the Company will use such funds according to their best judgment.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Norman Cay Development, Inc. has issued and outstanding as of the date of this prospectus 5,000,000 shares of Common Stock. The Company is registering an additional of 1,500,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Shelley Guidarelli will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Guidarelli is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Guidarelli will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Guidarelli is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Guidarelli will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Guidarelli will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Norman Cay has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,000,000 shares of Common Stock outstanding as of April 30, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 1,500,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at April 30, 2010, would have been $69,295 or $0.01 per share, representing an immediate increase in tangible book value of $0.01 per share to existing shareholders and an immediate dilution of $0.04 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

	1,500,000 Shares	750,000 shares	500,000 shares
Offering price per share	$0.05	0.05	0.05
Net tangible book value per share before Offering	$(0.00)	(0.00)	(0.00)
Increase per share attributable to new investors	$0.01	0.01	0.00
Pro forma net tangible book value per share after Offering	$0.01	0.01	0.00
Dilution per share to new investors	$0.04	0.04	0.05

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officers' home as our corporate headquarters, this space is located at 4472 Winding Lane in Stevensville, MI 49127 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of preferred stock designated. The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our Directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

  No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. See also the factor entitled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

DESCRIPTION OF OUR BUSINESS

Norman Cay Development, Inc. was incorporated in the State of Nevada on April 28, 2010. We intend to be an authorized reseller of wireless telephones and service plans. We believe that our success will depend on our ability to promote products and services consistent with the rapidly changing wireless industry. We will also need to anticipate and respond to the changing technologies and consumer demands by adjusting our inventories and services accordingly. Our goal is to become successful retailer of wireless telephones and service plans with our initial operation in Michigan or elsewhere in the Midwest, where we will endeavor to establish and maintain a balanced company through both storefront and kiosk locations.

Although we have not obtained any resellers license, to date, we plan to seek out and establish mutually beneficial relationships with various wireless wholesalers through which we will act as an authorized reseller. We have begun the process of identifying various wireless retailers and have additionally begun taking the necessary steps to complete the applications to become a licensed reseller. However, most (but not all) major wireless retailers require a company to be funded with a minimum of $20,000 - $25,000 in order to allow the licensee to become a certified reseller. We will use the proceeds from this offering to assist the Company in obtaining the reseller's license(s) that the Company feels will have the most upside.

We intend to become authorized resellers of technology from the AT&T, Verizon, and Sprint networks, which will allow customer freedom to choose the service that is right for them. Once we have attained reseller licenses from wireless wholesalers, we will then seek to hire a knowledgeable sales staff that can answer any and all questions that our potential customers may have relating to wireless products and services. We intend to grow into a wireless retailer that includes multiple suppliers, and successfully promote our products, yet provide customers with a knowledgeable sales staff, and a retail atmosphere that is much more intimate than that of large network store. We believe that Norman Cay will help customers seeking wireless products and services feel more comfortable about purchasing a wireless solution.

Initially, our target customers will be those customers who do not already have a wireless provider. As we grow our customer base, we hope to gain the attention of customers who have existing wireless services, and switch them over to our products and services.

We plan to sell our handsets and service primarily through retail locations, including kiosks which we will be identifying as we begin to implement our business plan and w e will attempt to place our future retail locations strategically to focus on our target customer demographic and provide the most efficient market coverage while minimizing cost.

Until such time as we have begun substantive operations we will not be able to adequately assess what portions of our strategy for growth will be most appropriate. However, we envision our success being attributable to our ability to:

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attract new customers more quickly than other wireless providers by providing customers with various wireless solutions conveniently located in one location;

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sustain lower operating costs per customer compared to other wireless retailers by conducting future operations from kiosks; and ,

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deploy our capital more effectively by building our products and services base to cover a wide range of styles and service plans to suit a wide range of potential customers.

We believe that our business model is scalable and can be either expanded or retracted based on the relative success of our future operations.

Licensing

The sale of licensed products is a key element of our strategy and we intend to expand our offerings of licensed products over the coming years. Under typical license agreements, we will be generally required to achieve minimum net sales of licensed products, pay guaranteed minimum royalties, and make specified royalty and advertising payments (usually based on a percentage of net sales of licensed products). Usually, failure to satisfy the requirements or otherwise fail to meet our obligations under a potential license agreement, a licensor usually will have the right to terminate our license.

Advertising and Marketing

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. If we generate sufficient revenues, we intend to implement an advertising and marketing campaign to increase awareness of Norman Cay and to acquire new customers through multiple channels, including traditional and online advertising. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes product awareness and promotes customer acquisition.

The Industry

The wireless communications industry is experiencing significant technological change, as evidenced by the ongoing improvements in the capacity and quality of digital technology, the development and commercial acceptance of wireless data services, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. In the future, competitors may seek to provide competing wireless telecommunications service through the use of developing technologies such as Wi-Fi, WiMax, and VoIP. We plan on implementing and offering future technological innovations so as not to lose customers and keep up with these changes.

Competition

The markets for distributing wireless phones and accessories is intensely competitive. The Company will compete for sales of wireless phones and accessories with a multitude of wireless communications device distributors, manufacturers and licensed resellers. The Company expects that it will compete with these other service providers principally on the bases of the wireless carrier plans and additional services it is able to offer, and the Company's ability to acquire and retain adequate inventory. The Company will also compete on the bases of service quality and price. Competitors are primarily retail purchasers. Direct competitors include:

In Michigan all wireless retailer that are channel partners of other carriers such as AT&T Wireless, Verizon, Sprint, T-Mobile and Cricket. Our largest direct competitor will be US Cellular, which sells products from the same carrier as we intend to throughout the Mid-West. Also, new competitors may enter the industry.

The products that the Company distributes could have reduced consumer demand if companies that compete with those companies we become resellers for offer products that are, because of more favorable pricing or other reasons, more desired by consumers. All of our competitors will likely have more name recognition and greater financial and other resources than us.

The Company’s ability to successfully compete will largely depend on the ability to continually anticipate and respond to competitive factors affecting the industry, including changing outsourcing requirements, new products, changes in consumer preferences, demographic trends, international, regional and local economic and financial conditions and our competitors' discount pricing and promotional programs. As the wireless communications markets continue to mature, and as the Company may seek to enter into additional markets and offer new products, we expect that the competition that the Company faces will intensify.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF NORMAN CAY DEVELOPMENT, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

No income was recorded for the period from inception through the date of this Report.

LIQUIDITY AND CAPITAL RESOURCES

Lack of Revenues

Our current cash balance is $4,918. We are a development stage company and during the period from inception on April 29, 2010 to April 30, 2010, we have generated no revenue.

Expenses

For the period from inception, April 29, 2010 to April 30, 2010, we have incurred losses totaling $5,705 comprised of $5,000 of professional fees and $705 of incorporation costs and other start-up administrative fees.

Since inception, we have primarily financed our operating and investing cash flow needs through debt financing from private investors. The proceeds from, and the utilization of, all these methods have been, and Management believes will continue to be, sufficient to keep the operations funded and the business moving forward.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAS, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our director or executive officer.

Name	Age	Position

Shelley Guidarelli		Director, Chairman, President and CEO
Secretary and Treasurer

Ms. Shelley Guidarelli has been the President, owner, recruiter, and consultant of her business, Guidarelli Staffing Solutions, LLC, since 1988. She is also currently the Vice President of Account Management for CPGjobs. Both companies provide search services for companies looking to fill open positions. Ms. Guidarelli has extensive experience in Corporate Sales, Business Development, and client management and brings strong industry knowledge and competitive skills in her approach to business.

EXECUTIVE COMPENSATION

Summary Compensation Table .. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the period from April 29, 2010 (inception) to April 30, 2010. Our board of directors may adopt an incentive stock option plan for our executive officer that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Shelley Guidarelli(1)	Chairman, CEO and President	2010	$-0-	-0-	5,000,000	-0-	-0-	-0-	-0-	-0-

Notes to Summary Compensation Table:

(1)

Pursuant to a Management Agreement dated May 1, 2010, Shelley Guidarelli agreed to act as ours President and Chief Executive Officer, and Chairman of the Board of Directors, for a term of one year in exchange for 5,000,000 shares of common stock.  Additionally, Ms. Guidarelli shall receive a monthly fee of $2,500 per calendar month. Such Fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Ms. Guidarelli from time to time. Such fee shall be payable on the last day of each calendar quarter.

Outstanding Equity Awards Since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Shelley Guidarelli, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Guidarelli collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information at May 26, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 26, 2010, we had 5,000,000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Shelley Guidarelli 4472 Winding Lane Stevensville, MI 49127	5,000,000	100%

	Total	5,000,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada Revised Statures for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Ms. Shelley Guidarelli, our President and Chief Executive Officer.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Financial Statements

For the Period Ended April 30, 2010

Report of Independent Registered Public Accounting Firm

2

Balance Sheet

3

Statement of Operations

4

Statement of Stockholders’ Equity

5

Statement of Cash Flows

6

Notes to the Financial Statements

7

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

April 30, 2010 $

ASSETS

Cash	4,918

Total Assets	4,918

LIABILITIES

Current Liabilities

Accounts payable	695
Note payable	9,928

Total Liabilities	10,623

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 5,000,000 common shares	5,000

Additional paid-in capital	(5,000)

Accumulated Deficit during the Development Stage	(5,705)

Total Stockholders’ Deficit	(5,705)

Total Liabilities and Stockholders’ Deficit	4,918

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the Period from April 29, 2010 (Date of Inception) to April 30, 2010 $

Revenues	–

Operating Expenses

General and Administrative	705
Professional Fees	5,000

Total Operating Expenses	5,705

Net Loss	(5,705)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	5,000,000

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the Period from April 29, 2010 (Date of Inception) to April 30, 2010 $

Operating Activities

Net loss for the period	(5,705)

Changes in operating assets and liabilities:

Accounts payable	695

Net Cash Used In Operating Activities	(5,010)

Financing Activities

Proceeds from note payable	9,928

Net Cash Provided By Financing Activities	9,928

Increase in Cash	4,918

Cash – Beginning of Period	–

Cash – End of Period	4,918

Supplemental Disclosures

Interest paid	–
Income tax paid	–

Non-cash investing and financing activities:

Issuance of founders’ shares	5,000

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity

From April 29, 2010 (Date of Inception) to April 30, 2010

(Expressed in US dollars)

	Common Stock		Additional	Accumulated
	Shares	Par Value	Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – April 29, 2010 (Date of Inception)	–	–	–	–	–

Issuance of founders shares	5,000,000	5,000	(5,000)	–	–

Net loss for the period	–	–	–	(5,705)	(5,705)
	–	–
Balance – April 30, 2010	5,000,000	5,000	(5,000)	(5,705)	(5,705)

(The accompanying notes are an integral part of these financial statements)

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Norman Cay Development, Inc. (the “Company”) was incorporated in the State of Nevada on April 29, 2010. The Company is a development stage company and its principal business operations is to be an authorized reseller of wireless telephones and service plans.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $5,705. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Note Payable

On April 29, 2010, the Company issued a note payable to a non-related party for proceeds of $9,928. Under the terms of the note payable, the amount is unsecured, due interest at 10% per annum, and due on demand.

4.

Common Shares

On April 29, 2010, the Company issued 5,000,000 founders shares to the President and Director of the Company at $0.001 per share.

NORMAN CAY DEVELOPMENT, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

5.

Income Taxes

The Company has $5,705 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended April 30, 2010 as a result of the following:

April 30, 2010 $

Net loss before taxes	(5,705)
Statutory rate	34%

Computed expected tax recovery	1,940
Change in valuation allowance	(1,940)

Income tax provision	–

6.

Subsequent Events

In accordance with ASC 855, Subsequent Events, we have evaluated subsequent events through May __, 2010, the date of issuance of the audited financial statements. During this period, we did not have any material recognizable subsequent events with the exception of the below-noted:

On May 10, 2010, the Company issued a note payable to a non-related party for proceeds of $20,000. Under the terms of the note payable, the amount is unsecured, due interest at 10% per annum, and due on demand.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$5.35
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$11,505.35*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and,

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Pursuant to a Management Agreement dated May 1, 2010, Shelley Guidarelli agreed to act as our President and Chief Executive Officer, and Chairwoman of the Board of Directors, for a term of one year in exchange the Company agreed to pay to Ms. Guidarelli an aggregate monthly fee of $2,500 per calendar month. The fee may be converted into shares of the Company's common stock at a conversion rate to be determined by and between the Company and Ms. Guidarelli and is payable on the last day of each calendar quarter. Additionally, Ms. Guidarelli received 5,000,000 shares of common stock at the price of 0.001 per share for his activities related to the formation of the Company and the reincorporation activities relating to the Company's business. The aforementioned shares have been and will be, as the case may be, issued in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the shares.

Exemption from Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions.

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Norman Cay Development, Inc. (1)
3.2	Bylaws of Norman Cay Development, Inc. (1)
4.1	Specimen Stock Certificate
5.1	Consent of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Form of Management Agreement between the Company and its CEO.(1)
23.1	Auditor Consent (1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

 (1)

Filed herewith.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the  15th day of July, 2010.

NORMAN CAY DEVELOPMENT INC.

By:		/s/ Shelley Guidarelli
	Name:	Shelley Guidarelli
	Title:	President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shelley Guidarelli, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Norman Cay Development Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Shelley Guidarelli	President, Secretary and Director	July 15, 2010

Shelley Guidarelli

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Norman Cay Development, Inc. (1)
3.2	Bylaws of Norman Cay Development, Inc. (1)
4.1	Specimen Stock Certificate
5.1	Consent of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Form of Management Agreement between the Company and its CEO.(1)
23.1	Auditor Consent (1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.